Exhibit T3D.3
Court File No. 04-CL-5306
ONTARIO
SUPERIOR COURT OF JUSTICE
COMMERCIAL LIST

THE HONOURABLE	)	THURSDAY, THE 9th
)
)
MR. JUSTICE FARLEY	)	DAY OF MARCH, 2006
)

IN THE MATTER OF THE COMPANIES’ CREDITORS
ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED

AND IN THE MATTER OF A PROPOSED PLAN OF COMPROMISE OR ARRANGEMENT WITH RESPECT TO STELCO INC. AND THE OTHER APPLICANTS LISTED IN SCHEDULE “A”

APPLICATION UNDER THE COMPANIES’ CREDITORS ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED

ORDER
(motion for an order in respect of the guarantees for the New Secured FRNs, returnable March 9, 2006)
     THIS MOTION, made by the Applicants for an order in respect of the Third Amended and Restated Plan of Arrangement and Reorganization of the Applicants dated December 9, 2005 pursuant to the Companies’ Creditors Arrangement Act (the “CCAA Plan”), was heard this day, at 361 University Avenue, Toronto, Ontario.
     ON READING the Notice of Motion, the Affidavit of Andrew Parker sworn March 7, 2006, the Affidavit of Hap Stephen sworn December 16, 2005 and the Affidavit of Edwin B. Nordholm sworn January 18, 2006; on being advised by Stelco that it would be relying on the Section 3(a)(10) exemption under the U.S. Securities Act of 1933, as amended, in order to issue to the Affected Creditors, without registration, all guarantees of Stelco’s and any other obligor’s payment and/or performance given to the holders the New Secured FRNs or the trustee(s) therefor in connection with the New Secured FRNs (in addition to the New Secured FRNs, the New Common Shares, the New Warrants and cash to be issued and delivered to Affected Creditors); on being satisfied that the hearing of this motion was open to all of the Affected Creditors and all other Persons and, prior to the hearing, all of the Affected Creditors and all other Persons were given adequate notice thereof, that the Court is authorized under the CCAA to conduct this hearing and to approve the fairness of the terms of the issuance and exchange described below, and that there were no impediments to the Affected Creditors and all other Persons appearing and being heard at the hearing; and on hearing the submissions of counsel for the Applicants, the Monitor and such other counsel as were present:
1. THIS COURT ORDERS that the time for service of the Notice of Motion and the Motion Record herein is abridged so that the motion is properly returnable today, and that any requirement for service of the Notice of Motion and of the Motion Record upon any party not already served is dispensed with and service of the Notice of Motion and Motion Record is hereby validated in all respects.
2. THIS COURT ORDERS that all capitalized terms not otherwise defined in this Order will have the meanings ascribed to them in the CCAA Plan.

3. THIS COURT ORDERS AND DECLARES, after conducting a hearing with regard to the following, that the terms and conditions of the issuance and exchange of the New Secured FRNs (including all guarantees of Stelco’s and any other obligor’s payment and/or performance given to the New Secured FRNs or the trustee(s) therefor in connection therewith), the New Common Shares, the New Warrants and cash to and with the Affected Creditors in exchange for, and in full and final satisfaction of, the Claims held by the Affected Creditors pursuant to or in connection with the CCAA Plan are approved and are determined to be substantively and procedurally “fair” to the Affected Creditors.

ENTERED AT / INSCRIT A TORONTO
ON / BOOK NO:
LE / DANS LE REGISTRE NO.:
MAR 09 2006	/s/ JOSEPH P VAN TASSEL

PER/PAR:	JOSEPH P VAN TASSEL REGISTRAR

SCHEDULE “A”

Applicants

CHT Steel Company Inc.
Stelco Inc.
Stelpipe Ltd.
Stelwire Ltd.
Welland Pipe Ltd.

Court File No: 04-CL-5306
IN THE MATTER OF THE COMPANIES’ CREDITORS ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED AND IN THE MATTER OF A PLAN OF COMPROMISE AND ARRANGEMENT OF STELCO INC., AND OTHER APPLICANTS LISTED IN SCHEDULE “A”
APPLICATION UNDER THE COMPANIES’ CREDITORS ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED

ONTARIO
SUPERIOR COURT OF JUSTICE
COMMERCIAL LIST

Proceeding commenced at TORONTO

ORDER
(in respect of the guarantees for the New Secured FRNs)

McCarthy Tétrault LLP
Barristers and Solicitors
Suite 4700, Toronto Dominion Bank Tower
Toronto ON M5K 1E6

Michael E. Barrack LSUC #21941W
Tel: (416) 601-7894
Fax: (416) 868-0673

James D. Gage LSUC #34676I
Tel: (416) 601-7539
Fax: (416) 868-0673

Geoff R. Hall LSUC #34701O
(416) 601-7856
Fax: (416) 868-0673

Solicitors for the Applicants
TDO-TIE #8698515 v.4